Exhibit 99.1

Sientra Reports Third Quarter 2018 Financial Results

Achieves Total Net Sales of $16.9 Million, Pro Forma Growth of 58% YoY, 72% on a GAAP Basis

Record miraDry Net Sales of $8.3 Million, Pro Forma Growth of 174% YoY, 282% on a GAAP Basis

Initiates International Expansion of Breast Implants with Health Canada Submission

Santa Barbara, CA – November 6, 2018 – Sientra, Inc. (NASDAQ: SIEN), a medical aesthetics company (“Sientra” or the “Company”), announced today its financial results for the third quarter ended September 30, 2018.

Jeff Nugent, Chairman and Chief Executive Officer of Sientra, commented, “In the third quarter, we continued to build momentum across the business, achieving a combined pro forma sales growth of 58% compared to the third quarter 2017. Our solid performance was driven by both segments with 13% year-over-year growth for Breast Products and another record quarter for miraDry with 174% year-over-year growth on a pro forma basis. As is relates to miraDry, we believe that targeted investments in our salesforce, brand awareness and product development initiatives, along with a large addressable market, will further enable significant segment growth going forward.”

Mr. Nugent continued, “We are also advancing our strategic objectives designed to position the Breast Products segment to recapture and grow our market share. As we ramp our implant manufacturing at Vesta, we remain confident in our ability to deliver robust organic growth within the segment as we continue to build supply in the quarters ahead.”

Mr. Nugent concluded, “During the third quarter, we also submitted our breast implant Medical Device License Application to Health Canada with an objective to launch breast implant and tissue expanders in Canada late in 2019. This expansion represents the first step to launch our Breast Products into desirable international markets.  We are excited to take our FDA-approved Breast Products with superior 10-year clinical data into strategic markets outside the United States. With our third quarter achievements, we further validated Sientra’s progress in becoming a global diversified aesthetic leader.”

Third Quarter 2018 Financial Review

On a GAAP basis, total net sales for the third quarter 2018 were $16.9 million, an increase of 72% compared to total net sales of $9.8 million for the same period in 2017.  Total net sales increased 58% on a pro forma basis year over year compared to pro forma total net sales of $10.7 million in third quarter 2017. Pro forma net sales assume the miraDry acquisition was completed on January 1, 2017.

Net sales for the Breast Products segment totaled $8.6 million in the third quarter 2018, a 13% increase compared to $7.7 million for third quarter 2017. Breast Products sales growth was primarily driven by continued strong performance of both our Allox2® and DermaSpan™ breast tissue expanders, partially offset by lower BIOCORNEUM® sales, and the impact of a change in revenue recognition accounting related to our Sientra Platinum20™ warranty program.

Net sales for the miraDry segment totaled $8.3 million in the third quarter 2018, a 174% increase on a pro forma basis compared to $3.0 million for the third quarter 2017.

Gross profit for the third quarter of 2018 was $10.5 million, or 62% of sales, compared to gross profit of $6.3 million, or 65% of sales, for the same period in 2017.  The decrease in gross margin was primarily due to the inclusion of miraDry and the higher mix of capital and international sales which carries a lower margin than Breast Products.

Operating expenses for the third quarter of 2018 were $30.0 million, an increase of $9.8 million, compared to operating expenses of $20.2 million for the same period in 2017.  Operating expenses in the third quarter 2018 were driven higher primarily by the inclusion of miraDry and the significant investment in its sales and marketing teams.

Net loss for the third quarter of 2018 was ($20.5) million, or ($0.72) per share, compared to a net loss of ($14.4) million, or ($0.74) per share, for the same period in 2017.

On a non-GAAP basis, the Company reported adjusted EBITDA loss of ($13.9) million for the third quarter 2018, compared to a loss of ($10.7) million for the third quarter 2017. The year over year increase can be mainly attributed to the inclusion of miraDry.

Net cash and cash equivalents as of September 30, 2018 were $103.0 million, compared to $112.6 million at the end of the second quarter of 2018.

Additional information on the Company’s financial results can be found in Sientra’s Supplemental Financial and Operational Information schedule by visiting the Investor Relations section of Sientra’s website at www.sientra.com.

Conference Call

Sientra will hold a conference call today, November 6, 2018 at 1:30 p.m. PT/4:30 p.m. ET to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 8754727.  A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com.

A replay of the call will be available starting on November 6, 2018 at 4:30 p.m. PT/7:30 p.m. ET, through November 13, 2018 at 8:59 p.m. PT/11:59 p.m. ET.  To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 8754727. The webcast will be available on the Investor Relations section of the Company’s website for 30 days following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, boosting their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its OPUS™ brand of breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs.  The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management, and miraDry®, the only FDA-cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors.

For more information about Sientra, visit www.sientra.com.

Find Sientra on Facebook, Twitter, LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding  whether the Company’s investments in its salesforce, brand awareness and product development initiatives, along with a large addressable market, will further enable significant segment growth in its miraDry segment going forward, the Company’s ability to regain share in the U.S. breast implant market, the timing and ability to offer the Company’s breast products in international markets, the Company’s ability to deliver value and become a world class, diversified aesthetics organization, and the Company’s ability to finance its near and long-term strategic growth initiatives. Such statements are subject to risks and uncertainties, including the dependence on conclusion of review procedures for the quarter ended September 30, 2018 by the Company’s independent auditors, positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, risks associated with contracting with any third-party manufacturer and supplier, including uncertainties that such parties will be able to meet consumer demand, that the integration of recently acquired product lines will not achieve the anticipated benefits.  Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s Annual Report on Form 10-K for the year ended December 31, 2017.  All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contacts:

Paul Little

Sientra, Chief Financial Officer
(805) 679-8832

paul.little@sientra.com

Tram Bui / Brian Johnston

The Ruth Group

(646) 536-7035 / (646) 536-7028

ir@sientra.com

Sientra, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales	$16,875	$9,819	$49,104	$25,477
Cost of goods sold	6,398	3,484	19,154	8,427
Gross profit	10,477	6,335	29,950	17,050
Operating expenses:
Sales and marketing	15,254	7,981	45,990	21,100
Research and development	2,881	2,911	7,930	7,677
General and administrative	11,904	9,298	31,419	23,753
Legal settlement	—	—	—	10,000
Total operating expenses	30,039	20,190	85,339	62,530
Loss from operations	(19,562)	(13,855)	(55,389)	(45,480)
Other income (expense), net:
Interest income	133	54	214	112
Interest expense	(953)	(409)	(2,474)	(603)
Other income (expense), net	(163)	(155)	(347)	(151)
Total other income (expense), net	(983)	(510)	(2,607)	(642)
Loss before income taxes	(20,545)	(14,365)	(57,996)	(46,122)
Income taxes	—	16	—	70
Net loss	$(20,545)	$(14,381)	$(57,996)	$(46,192)
Basic and diluted net loss per share attributable to common stockholders	$(0.72)	$(0.74)	$(2.39)	$(2.42)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	28,462,975	19,328,244	24,312,300	19,079,788

2017 includes the results of miraDry as of the acquisition date of 7/25/2017

Sientra, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$103,008	$26,588
Accounts receivable, net	18,956	6,569
Inventories, net	22,909	20,896
Prepaid expenses and other current assets	3,482	1,512
Total current assets	148,355	55,565
Property and equipment, net	2,440	4,763
Goodwill	12,507	12,507
Other intangible assets, net	17,069	18,803
Other assets	709	575
Total assets	$181,080	$92,213
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,356	$24,639
Accounts payable	11,510	5,811
Accrued and other current liabilities	25,218	13,474
Legal settlement payable	410	1,000
Customer deposits	7,706	5,423
Refund liability	5,335	—
Total current liabilities	53,535	50,347
Long-term debt	31,361	—
Deferred and contingent consideration	6,330	12,597
Warranty reserve and other long-term liabilities	1,877	1,646
Total liabilities	93,103	64,590
Stockholders’ equity:
Total stockholders’ equity	87,977	27,623
Total liabilities and stockholders’ equity	$181,080	$92,213

Sientra, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(57,996)	$(46,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,500	2,037
Provision for doubtful accounts	996	84
Provision for warranties	2	133
Provision for inventory	708	468
Amortization of acquired inventory step-up	106	802
Change in fair value of warrants	333	151
Change in fair value of deferred consideration	18	(10)
Change in fair value of contingent consideration	2,178	768
Change in deferred revenue	275	—
Non-cash portion of debt extinguishment loss	—	16
Amortization of debt discount and issuance costs	132	97
Non-cash interest expense	—	1
Stock-based compensation expense	10,077	4,777
Loss on disposal of property and equipment	—	12
Deferred income taxes	—	70
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,476)	411
Inventories	(2,827)	1,208
Prepaid expenses, other current assets and other assets	(2,168)	(2,083)
Insurance recovery receivable	33	9,300
Accounts payable	6,780	(478)
Accrued and other liabilities	3,789	3,613
Legal settlement payable	(590)	(9,900)
Customer deposits	2,283	(987)
Sales return liability	1,429	—
Net cash used in operating activities	(41,418)	(35,702)
Cash flows from investing activities:
Purchase of property and equipment	(414)	(1,173)
Business acquisitions, net of cash acquired	—	(18,455)
Net cash used in investing activities	(414)	(19,628)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,149	1,327
Proceeds from issuance of common stock under ESPP	993	647
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,419)	(569)
Net proceeds from issuance of common stock	107,551	—
Gross borrowings under the Term Loan	10,000	25,000
Gross borrowings under the Revolving Loan	12,109	5,000
Repayment of the Revolving Loan	(12,109)	(5,000)
Deferred financing costs	(22)	(646)
Net cash provided by financing activities	118,252	25,759
Net increase (decrease) in cash and cash equivalents	76,420	(29,571)
Cash and cash equivalents at:
Beginning of period	26,588	67,212
End of period	$103,008	$37,641

2017 includes the results of miraDry as of the acquisition date of 7/25/2017

Sientra, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars, in thousands	2018	2017	2018	2017
Net loss, as reported	$(20,545)	$(14,381)	$(57,996)	$(46,192)
Adjustments to net loss:
Interest (income) expense and other, net	983	510	2,607	642
Provision for income taxes	-	16	-	70
Depreciation and amortization - COGS	145	425	467	847
Depreciation and amortization - G&A	605	692	1,823	1,614
Depreciation and amortization - S&M	30	30	92	106
Depreciation and amortization - R&D	20	115	224	272
Accretion in fair value adjustments to contingent consideration	470	306	2,178	768
Legal settlement expense	-	-	-	10,000
Stock-based compensation	4,391	1,595	10,077	4,777
Total adjustments to net loss	6,644	3,689	17,468	19,096
Adjusted EBITDA	$(13,901)	$(10,692)	$(40,528)	$(27,096)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
As a Percentage of Revenue**	2018	2017	2018	2017
Net loss, as reported	(121.7%)	(146.5%)	(118.1%)	(181.3%)
Adjustments to net loss:
Interest (income) expense and other, net	5.8%	5.2%	5.3%	2.5%
Provision for income taxes	0.0%	0.2%	0.0%	0.3%
Depreciation and amortization - COGS	0.9%	4.3%	1.0%	3.3%
Depreciation and amortization - G&A	3.6%	7.0%	3.7%	6.3%
Depreciation and amortization - S&M	0.2%	0.3%	0.2%	0.4%
Depreciation and amortization - R&D	0.1%	1.2%	0.5%	1.1%
Accretion in fair value adjustments to contingent consideration	2.8%	3.1%	4.4%	3.0%
Legal settlement expense	0.0%	0.0%	0.0%	39.3%
Stock-based compensation	26.0%	16.2%	20.5%	18.8%
Total adjustments to net loss	39.4%	37.6%	35.6%	75.0%
Adjusted EBITDA	(82.4%)	(108.9%)	(82.5%)	(106.4%)

2017 includes the results of miraDry as of the acquisition date of 7/25/2017

** Adjustments may not add to the total figure due to rounding

Sientra, Inc.

Non-GAAP Pro Forma Net Sales

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars, in thousands	2018	2017	2018	2017
Net sales - pro forma	$16,875	$10,668	$49,104	$35,681